Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-248432 on Form N-2 of our report dated March 4, 2021, relating to the financial statement of Blackstone Private Credit Fund.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 19, 2021